Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-50927), S-3 (No. 333-54346), S-3 (No. 333-37408) of our report dated March 9, 2001, relating to the consolidated financial statements and consolidated financial statement schedule of Chyron Corporation, appearing on page 23 of this Annual Report on Form 10-K dated March 20, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Melville, New York

March 20, 2001